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                                                                     Exhibit 5.1




                          [LETTERHEAD OF WHITE & CASE]




October 10, 2002



Associated Materials Incorporated
3773 State Road
Cuyahoga Falls, Ohio 44223



Ladies and Gentlemen:

         We have acted as special counsel for Associated Materials Incorporated (the "Company") in connection with the registration of $165,000,000 aggregate principal amount of the Company's 9 3/4% Senior Subordinated Notes due 2012 (the "Exchange Notes") and the guarantee of the Exchange Notes (the "Guarantee") by Alside, Inc. (the "Subsidiary Guarantor") under the Securities Act of 1933, as amended, on Form S-4 filed with the Securities and Exchange Commission on July 3, 2002, and as amended to the date hereof (the "Registration Statement"). The Exchange Notes and Guarantee will be issued pursuant to an indenture dated as of April 23, 2002 (the "Indenture"), by and among the Company, the Subsidiary Guarantor and Wilmington Trust Company, as trustee.

         In so acting, we have examined such certificates of public officials and certificates of officers of the Company and its subsidiaries, and the originals (or copies thereof, certified or otherwise identified to our satisfaction) of such corporate documents, records and papers of the Company and its subsidiaries, and such other documents, records and papers as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In this connection, we have assumed the genuineness of signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies. In addition, we have relied, to the extent that we deem such reliance proper, upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established.

         Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that (i) the Exchange Notes have been duly authorized, and when executed by the Company and authenticated by the Trustee in accordance
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Associated Materials Incorporated
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with the provisions of the Indenture, and exchanged for the Outstanding Notes in accordance with the terms of the exchange offer as set forth in the Registration Statement, the Exchange Notes will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights or by general equitable principles (whether applied by a court of law or equity) and (ii) the Guarantee has been duly authorized, and when executed in accordance with the terms of the Indenture and upon due execution, authentication and delivery of the Exchange Notes in accordance with the exchange offer and Indenture, the Guarantee will be duly issued and will constitute a valid and binding obligation of such Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights or by general equitable principles (whether applied by a court of law or equity).

         Our opinions set forth herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States, and we do not express any opinion herein concerning any other laws.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus which is part of the Registration Statement.

                                            Very truly yours,



                                            /s/ WHITE & CASE LLP



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